Exhibit 99.1

FOR IMMEDIATE RELEASE
July 27, 2017

Columbia Banking System Announces Second Quarter 2017 Results
and Quarterly Cash Dividend

Highlights

•	Record second quarter net income of $27.1 million; diluted earnings per share of $0.47

•	New loan production for the quarter of $316.2 million and loan growth of $194.9 million

•	Terminated all existing loss share agreements with the FDIC

•	Nonperforming assets to period end assets ratio remains low at 0.42%

TACOMA, Washington, July 27, 2017 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s second quarter 2017 earnings, “I’m pleased with our record setting earnings for the quarter, especially in light of the impact of the $2.4 million expense we recognized to terminate our FDIC loss sharing agreements, which when combined with the $1.0 million of acquisition-related expense recorded in the quarter, reduced our earnings per share by $0.04.” Mr. Robbins continued, “Our record first half 2017 earnings is a direct reflection on the efforts of our bankers, who remain focused on developing new relationships while deepening existing ones.”

Balance Sheet
Total assets at June 30, 2017 were $9.69 billion, an increase of $157.8 million from March 31, 2017. Loans grew $194.9 million during the quarter due to strong loan originations of $316.2 million and seasonal increases in line utilization. Securities available for sale were $2.26 billion at June 30, 2017, a decrease of $66.7 million, or 3% from $2.33 billion at March 31, 2017. Total deposits at June 30, 2017 were $8.07 billion, a decrease of $16.4 million from March 31, 2017. Core deposits comprised 96% of total deposits and were $7.72 billion at June 30, 2017, a decrease of $72.8 million from March 31, 2017. The average cost of total deposits for the quarter was 0.05%, an increase of one basis point from the first quarter of 2017.
Income Statement
Net Interest Income
Net interest income for the second quarter of 2017 was $86.2 million, a decrease of $514 thousand from the linked period and an increase of $4.0 million from the prior year period. The linked quarter decrease was principally from taxable securities income, whose yields during the first quarter of 2017 benefited from a market-driven reduction in premium amortization. Also contributing to the decrease was incremental accretion from purchased loans, which was $956 thousand lower than the linked period. The increase from the prior year period was due to higher loan and securities volumes, partially offset by lower incremental accretion. Incremental accretion income from purchased loans in the current period was $1.3 million lower than the prior year period. For additional information regarding net interest income, see the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $24.1 million for the second quarter of 2017, a decrease of $724 thousand compared to $24.9 million for the first quarter of 2017. The linked quarter decrease was principally due to lower bank owned life insurance (“BOLI”) benefits in the current period as well as a $573 thousand benefit from re-measuring our mortgage repurchase liability in the linked period. Both the BOLI and mortgage repurchase benefits were recorded to other noninterest income. Compared to the second quarter of 2016, noninterest income increased by $2.2 million due to lower expenses from the FDIC loss-sharing asset as well as higher other noninterest income, principally from a current quarter BOLI benefit of $430 thousand, with no such BOLI benefit in the prior year period.

Noninterest Expense
Total noninterest expense for the second quarter of 2017 was $68.9 million, a decrease of $119 thousand from the first quarter of 2017. The small improvement resulted from lower compensation costs being offset by the $2.4 million charge from early termination of our FDIC loss-sharing agreements; the early termination charge was recognized in other noninterest expense. The lower compensation costs stemmed from additional stock compensation expense recognized in the linked quarter due to the immediate vesting of certain restricted share awards as well as additional payroll taxes.
Compared to the second quarter of 2016, noninterest expense increased $5.1 million, or 8%, from $63.8 million. The increase was due to the previously noted charge from early termination of loss-sharing agreements as well as $1.0 million of acquisition-related expenses recognized in the current quarter. In addition, legal and professional fees were higher due to costs from both our investment in a customer relationship management application and the search for a permanent Chief Executive Officer.
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the second quarter of 2017 was 4.12%, a decrease of 8 basis points from the linked quarter and an increase of 2 basis points from the prior year period. The decrease from the linked quarter was due to higher linked quarter interest income from taxable securities, which was driven by reduced amortization of premiums as well as lower incremental accretion in the current quarter. The increase from the prior year quarter was due to higher loan and security volumes, partially offset by lower incremental accretion. Columbia’s operating net interest margin (tax equivalent)(1) was 4.09% for the second quarter of 2017, unchanged from the linked quarter and an increase of 9 basis points from the prior year period due to higher loan and security volumes.

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$753	$2,117	$1,199	$1,816	$1,300	$2,870	$2,957
Other acquired loans	2,356	1,948	3,087	2,749	3,074	4,304	6,147
Incremental accretion income	$3,109	$4,065	$4,286	$4,565	$4,374	$7,174	$9,104

Net interest margin (tax equivalent)	4.12%	4.20%	4.11%	4.13%	4.10%	4.16%	4.12%
Operating net interest margin (tax equivalent) (1)	4.09%	4.09%	3.99%	4.03%	4.00%	4.09%	4.01%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” on the last page of this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.
Asset Quality
At June 30, 2017, nonperforming assets to total assets were 0.42% compared to 0.32% at March 31, 2017 and 0.35% at December 31, 2016. Total nonperforming assets increased $10.8 million from the linked quarter due to an $11.3 million increase in nonaccrual loans, partially offset by a decrease in other real estate owned.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	June 30, 2017	March 31, 2017	December 31, 2016
	(in thousands)
Nonaccrual loans:
Commercial business	$24,747	$10,848	$11,555
Real estate:
One-to-four family residential	697	450	568
Commercial and multifamily residential	7,267	10,237	11,187
Total real estate	7,964	10,687	11,755
Real estate construction:
One-to-four family residential	241	213	563
Total real estate construction	241	213	563
Consumer	3,872	3,799	3,883
Total nonaccrual loans	36,824	25,547	27,756
Other real estate owned and other personal property owned	4,058	4,519	5,998
Total nonperforming assets	$40,882	$30,066	$33,754

The following table provides an analysis of the Company's allowance for loan and lease losses:

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(in thousands)
Beginning balance	$71,021	$70,043	$69,264	$70,043	$68,172
Charge-offs:
Commercial business	(3,600)	(1,127)	(2,941)	(4,727)	(6,714)
One-to-four family residential real estate	(153)	(307)	(35)	(460)	(35)
Commercial and multifamily residential real estate	—	—	(26)	—	(26)
One-to-four family residential real estate construction	—	(14)	—	(14)	—
Consumer	(465)	(428)	(334)	(893)	(600)
Purchased credit impaired	(1,800)	(1,939)	(2,898)	(3,739)	(5,764)
Total charge-offs	(6,018)	(3,815)	(6,234)	(9,833)	(13,139)
Recoveries:
Commercial business	2,944	365	753	3,309	1,415
One-to-four family residential real estate	223	117	20	340	61
Commercial and multifamily residential real estate	127	78	130	205	199
One-to-four family residential real estate construction	58	29	5	87	259
Commercial and multifamily residential real estate construction	—	—	1	—	2
Consumer	248	285	201	533	366
Purchased credit impaired	1,204	1,144	1,524	2,348	3,075
Total recoveries	4,804	2,018	2,634	6,822	5,377
Net charge-offs	(1,214)	(1,797)	(3,600)	(3,011)	(7,762)
Provision for loan and lease losses	3,177	2,775	3,640	5,952	8,894
Ending balance	$72,984	$71,021	$69,304	$72,984	$69,304
The allowance for loan losses to period end loans was 1.14% at both June 30, 2017 and March 31, 2017. For the second quarter of 2017, Columbia recorded a net provision for loan and lease losses of $3.2 million compared to a net provision of $2.8 million for the linked quarter and $3.6 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $3.9 million of provision for loan losses for loans, excluding PCI loans, partially offset by a provision recovery of $738 thousand for PCI loans.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “Our nonperforming assets ratio of 42 basis points reflects the strength of our regional economy and the diversification within our loan portfolio.”

Organizational Update
Mr. Robbins commented, “Our pending acquisition of Pacific Continental Corporation is progressing. As announced last month, we have received the required shareholder approvals to complete the merger. Once the remaining regulatory approvals are obtained, we look forward to joining these two great companies together to the benefit of our customers, shareholders and the communities we serve. In addition, we regularly evaluate the alignment of our products and services with the needs of our clients. Given rapid technology changes in the payments industry, we are shifting our merchant card services business to an industry leading, third-party provider. We believe this transition will better serve our business clients via a broad selection of competitive, best-in-class payment processing solutions. This transaction will result in a one-time $14.0 million gain which will be recognized in the third quarter of 2017.”
Mr. Robbins continued, “I’m pleased to have recently announced some organization changes that are occurring at the Company. Clint Stein’s transition from Chief Financial Officer to Chief Operating Officer provides a great opportunity for leadership continuity as the two of us and our teams, have worked closely on the majority of our recently completed and in process strategic business initiatives. In addition to the national search for our next CFO, we have a search underway for an executive level Chief Risk Officer. This role will oversee the maturation of our existing enterprise risk management program and position us for future growth.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.22 per common share on August 23, 2017 to shareholders of record as of the close of business on August 9, 2017.
Conference Call Information
Columbia’s management will discuss the second quarter 2017 results on a conference call scheduled for Thursday, July 27, 2017 at 1:00 p.m. Pacific Time (4:00 p.m. ET). Interested parties join the live-streamed event and a replay of the event by using the site:
https://engage.vevent.com/rt/columbiabankingsystemincao~48444274
The conference call can also be accessed on Thursday, July 27, 2017 at 1:00 p.m. Pacific Time (4:00 p.m. ET) by calling 1-888-286-8956; Conference ID code #48444274.

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal's "Washington's Best Workplaces." Columbia ranked in the top 30 on the 2017 Forbes list of best banks.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged; and (7) the proposed merger with Pacific Continental Corporation (“Pacific Continental”) may not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, which may have an effect on the trading prices of Columbia’s stock. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Additional Information
In connection with the Agreement and Plan of Merger, dated as of January 9, 2017, by and between Columbia Banking System, Inc. and Pacific Continental, Columbia has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. Shareholders of Columbia and Pacific Continental are also urged to carefully review and consider each of Columbia’s and Pacific Continental’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. A definitive Joint Proxy Statement/Prospectus has been sent to the shareholders of each institution seeking any required shareholder approvals. The Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. PACIFIC CONTINENTAL AND COLUMBIA SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia, Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene Oregon 97440-2727.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Clint E. Stein,
Executive Vice President and
Chief Financial Officer

Investor Relations
(253) 305-1921

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended						Six Months Ended
Unaudited	June 30,		March 31,		June 30,		June 30,	June 30,
	2017		2017		2016		2017	2016
Earnings	(dollars in thousands except per share amounts)
Net interest income	$86,161		$86,675		$82,140		$172,836	$162,310
Provision for loan and lease losses	$3,177		$2,775		$3,640		$5,952	$8,894
Noninterest income	$24,135		$24,859		$21,940		$48,994	$42,586
Noninterest expense	$68,867		$68,986		$63,790		$137,853	$128,864
Acquisition-related expense (included in noninterest expense)	$1,023		$1,364		$—		$2,387	$2,436
Net income	$27,132		$29,199		$25,405		$56,331	$46,664
Per Common Share
Earnings (basic)	$0.47		$0.50		$0.44		$0.97	$0.80
Earnings (diluted)	$0.47		$0.50		$0.44		$0.97	$0.80
Book value	$22.23		$21.86		$21.93		$22.23	$21.93
Averages
Total assets	$9,597,274		$9,473,698		$9,230,791		$9,535,827	$9,090,001
Interest-earning assets	$8,651,735		$8,520,291		$8,285,183		$8,586,376	$8,145,564
Loans	$6,325,462		$6,198,215		$5,999,428		$6,262,190	$5,913,434
Securities, including Federal Home Loan Bank stock	$2,316,077		$2,310,490		$2,262,012		$2,313,299	$2,204,734
Deposits	$7,965,868		$7,954,653		$7,622,266		$7,960,292	$7,533,980
Interest-bearing deposits	$4,123,135		$4,118,604		$4,026,384		$4,120,882	$4,004,849
Interest-bearing liabilities	$4,367,216		$4,263,660		$4,264,792		$4,315,724	$4,194,687
Noninterest-bearing deposits	$3,842,733		$3,836,049		$3,595,882		$3,839,410	$3,529,131
Shareholders' equity	$1,295,564		$1,261,652		$1,267,670		$1,278,702	$1,263,040
Financial Ratios
Return on average assets	1.13%		1.23%		1.10%		1.18%	1.03%
Return on average common equity	8.38%		9.26%		8.02%		8.81%	7.39%
Average equity to average assets	13.50%		13.32%		13.73%		13.41%	13.89%
Net interest margin (tax equivalent)	4.12%		4.20%		4.10%		4.16%	4.12%
Efficiency ratio (tax equivalent) (1)	60.42%		59.95%		59.30%		60.19%	60.93%
Operating efficiency ratio (tax equivalent) (2)	57.23%		59.07%		58.81%		58.15%	59.12%

	June 30,		March 31,		December 31,
Period end	2017		2017		2016
Total assets	$9,685,110		$9,527,272		$9,509,607
Loans, net of unearned income	$6,423,074		$6,228,136		$6,213,423
Allowance for loan and lease losses	$72,984		$71,021		$70,043
Securities, including Federal Home Loan Bank stock	$2,280,996		$2,341,959		$2,288,817
Deposits	$8,072,464		$8,088,827		$8,059,415
Core deposits	$7,721,766		$7,794,590		$7,749,568
Shareholders' equity	$1,297,314		$1,275,343		$1,251,012
Nonperforming assets
Nonaccrual loans	$36,824		$25,547		$27,756
Other real estate owned ("OREO") and other personal property owned ("OPPO")	4,058		4,519		5,998
Total nonperforming assets	$40,882		$30,066		$33,754
Nonperforming loans to period-end loans	0.57%		0.41%		0.45%
Nonperforming assets to period-end assets	0.42%		0.32%		0.35%
Allowance for loan and lease losses to period-end loans	1.14%		1.14%		1.13%
Net loan charge-offs	$1,214	(3)	$1,797	(4)	$239	(5)

(1) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(2) The operating efficiency ratio (tax equivalent) is a non-GAAP financial measure. See section titled "Non-GAAP Financial Measures" on the last page of this earnings release for the reconciliation of the operating efficiency ratio (tax equivalent) to the efficiency ratio (tax equivalent).

(3) For the three months ended June 30, 2017.
(4) For the three months ended March 31, 2017.
(5) For the three months ended December 31, 2016. .

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	(dollars in thousands except per share)
Earnings
Net interest income	$86,161	$86,675	$85,737	$85,572	$82,140
Provision for loan and lease losses	$3,177	$2,775	$18	$1,866	$3,640
Noninterest income	$24,135	$24,859	$22,330	$23,166	$21,940
Noninterest expense	$68,867	$68,986	$65,014	$67,264	$63,790
Acquisition-related expense (included in noninterest expense)	$1,023	$1,364	$291	$—	$—
Net income	$27,132	$29,199	$30,718	$27,484	$25,405
Per Common Share
Earnings (basic)	$0.47	$0.50	$0.53	$0.47	$0.44
Earnings (diluted)	$0.47	$0.50	$0.53	$0.47	$0.44
Book value	$22.23	$21.86	$21.52	$21.96	$21.93
Averages
Total assets	$9,597,274	$9,473,698	$9,568,214	$9,493,451	$9,230,791
Interest-earning assets	$8,651,735	$8,520,291	$8,612,498	$8,544,876	$8,285,183
Loans	$6,325,462	$6,198,215	$6,200,506	$6,179,163	$5,999,428
Securities, including Federal Home Loan Bank stock	$2,316,077	$2,310,490	$2,314,521	$2,351,093	$2,262,012
Deposits	$7,965,868	$7,954,653	$8,105,522	$7,918,532	$7,622,266
Interest-bearing deposits	$4,123,135	$4,118,604	$4,151,695	$4,118,787	$4,026,384
Interest-bearing liabilities	$4,367,216	$4,263,660	$4,222,820	$4,295,485	$4,264,792
Noninterest-bearing deposits	$3,842,733	$3,836,049	$3,953,827	$3,799,745	$3,595,882
Shareholders' equity	$1,295,564	$1,261,652	$1,274,388	$1,278,588	$1,267,670
Financial Ratios
Return on average assets	1.13%	1.23%	1.28%	1.16%	1.10%
Return on average common equity	8.38%	9.26%	9.65%	8.60%	8.02%
Average equity to average assets	13.50%	13.32%	13.32%	13.47%	13.73%
Net interest margin (tax equivalent)	4.12%	4.20%	4.11%	4.13%	4.10%
Period end
Total assets	$9,685,110	$9,527,272	$9,509,607	$9,586,754	$9,353,651
Loans, net of unearned income	$6,423,074	$6,228,136	$6,213,423	$6,259,757	$6,107,143
Allowance for loan and lease losses	$72,984	$71,021	$70,043	$70,264	$69,304
Securities, including Federal Home Loan Bank stock	$2,280,996	$2,341,959	$2,288,817	$2,372,724	$2,297,713
Deposits	$8,072,464	$8,088,827	$8,059,415	$8,057,816	$7,673,213
Core deposits	$7,721,766	$7,794,590	$7,749,568	$7,809,064	$7,447,963
Shareholders' equity	$1,297,314	$1,275,343	$1,251,012	$1,276,735	$1,274,479
Nonperforming assets
Nonaccrual loans	$36,824	$25,547	$27,756	$21,366	$22,915
OREO and OPPO	4,058	4,519	5,998	8,994	10,613
Total nonperforming assets	$40,882	$30,066	$33,754	$30,360	$33,528
Nonperforming loans to period-end loans	0.57%	0.41%	0.45%	0.34%	0.38%
Nonperforming assets to period-end assets	0.42%	0.32%	0.35%	0.32%	0.36%
Allowance for loan and lease losses to period-end loans	1.14%	1.14%	1.13%	1.12%	1.13%
Net loan charge-offs	$1,214	$1,797	$239	$906	$3,600

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$2,704,468	$2,559,247	$2,551,054	$2,630,017	$2,518,682
Real estate:
One-to-four family residential	173,150	172,581	170,331	168,511	172,957
Commercial and multifamily residential	2,787,560	2,783,433	2,719,830	2,686,783	2,651,476
Total real estate	2,960,710	2,956,014	2,890,161	2,855,294	2,824,433
Real estate construction:
One-to-four family residential	139,956	115,219	121,887	130,163	129,195
Commercial and multifamily residential	195,565	172,896	209,118	202,014	185,315
Total real estate construction	335,521	288,115	331,005	332,177	314,510
Consumer	323,187	318,069	329,261	325,741	325,632
Purchased credit impaired	129,853	138,903	145,660	152,764	161,107
Subtotal loans	6,453,739	6,260,348	6,247,141	6,295,993	6,144,364
Less: Net unearned income	(30,665)	(32,212)	(33,718)	(36,236)	(37,221)
Loans, net of unearned income	6,423,074	6,228,136	6,213,423	6,259,757	6,107,143
Less: Allowance for loan and lease losses	(72,984)	(71,021)	(70,043)	(70,264)	(69,304)
Total loans, net	6,350,090	6,157,115	6,143,380	6,189,493	6,037,839
Loans held for sale	$6,918	$3,245	$5,846	$3,361	$7,649

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Portfolio Composition - Percentages	2017	2017	2016	2016	2016
Commercial business	42.1%	41.1%	41.1%	42.0%	41.2%
Real estate:
One-to-four family residential	2.7%	2.8%	2.7%	2.7%	2.8%
Commercial and multifamily residential	43.5%	44.7%	43.7%	43.0%	43.6%
Total real estate	46.2%	47.5%	46.4%	45.7%	46.4%
Real estate construction:
One-to-four family residential	2.2%	1.8%	2.0%	2.1%	2.1%
Commercial and multifamily residential	3.0%	2.8%	3.4%	3.2%	3.0%
Total real estate construction	5.2%	4.6%	5.4%	5.3%	5.1%
Consumer	5.0%	5.1%	5.3%	5.2%	5.3%
Purchased credit impaired	2.0%	2.2%	2.3%	2.4%	2.6%
Subtotal loans	100.5%	100.5%	100.5%	100.6%	100.6%
Less: Net unearned income	(0.5)%	(0.5)%	(0.5)%	(0.6)%	(0.6)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$3,905,652	$3,958,106	$3,944,495	$3,942,434	$3,652,951
Interest bearing demand	988,532	985,954	985,293	963,242	957,548
Money market	1,787,101	1,798,034	1,791,283	1,873,376	1,818,337
Savings	756,825	759,002	723,667	714,047	692,694
Certificates of deposit, less than $250,000	283,656	293,494	304,830	315,965	326,433
Total core deposits	7,721,766	7,794,590	7,749,568	7,809,064	7,447,963

Certificates of deposit, $250,000 or more	81,861	74,460	79,424	79,590	72,812
Certificates of deposit insured by CDARS®	19,276	20,994	22,039	16,951	22,755
Brokered money market accounts	249,554	198,768	208,348	152,151	129,590
Subtotal	8,072,457	8,088,812	8,059,379	8,057,756	7,673,120
Premium resulting from acquisition date fair value adjustment	7	15	36	60	93
Total deposits	$8,072,464	$8,088,827	$8,059,415	$8,057,816	$7,673,213

	June 30,	March 31,	December 31,	September 30,	June 30,
Deposit Composition - Percentages	2017	2017	2016	2016	2016
Core deposits:
Demand and other non-interest bearing	48.4%	48.9%	48.9%	48.9%	47.6%
Interest bearing demand	12.2%	12.2%	12.2%	12.0%	12.5%
Money market	22.1%	22.2%	22.2%	23.2%	23.7%
Savings	9.4%	9.4%	9.0%	8.9%	9.0%
Certificates of deposit, less than $250,000	3.5%	3.6%	3.8%	3.9%	4.3%
Total core deposits	95.6%	96.3%	96.1%	96.9%	97.1%

Certificates of deposit, $250,000 or more	1.0%	0.9%	1.0%	1.0%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.3%	0.3%	0.2%	0.3%
Brokered money market accounts	3.2%	2.5%	2.6%	1.9%	1.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
	(in thousands except per share)
Interest Income
Loans	$75,579	$74,120	$71,651	$149,699	$141,967
Taxable securities	9,468	10,986	8,829	20,454	16,846
Tax-exempt securities	2,716	2,691	2,795	5,407	5,598
Deposits in banks	23	19	28	42	66
Total interest income	87,786	87,816	83,303	175,602	164,477
Interest Expense
Deposits	908	787	787	1,695	1,529
Federal Home Loan Bank advances	591	225	241	816	365
Other borrowings	126	129	135	255	273
Total interest expense	1,625	1,141	1,163	2,766	2,167
Net Interest Income	86,161	86,675	82,140	172,836	162,310
Provision for loan and lease losses	3,177	2,775	3,640	5,952	8,894
Net interest income after provision for loan and lease losses	82,984	83,900	78,500	166,884	153,416
Noninterest Income
Deposit account and treasury management fees	7,396	7,287	7,093	14,683	14,082
Card revenue	6,202	5,723	6,051	11,925	11,703
Financial services and trust revenue	3,036	2,839	2,780	5,875	5,601
Loan revenue	2,989	3,593	2,802	6,582	5,064
Merchant processing revenue	2,264	2,019	2,272	4,283	4,374
Bank owned life insurance	1,433	1,280	1,270	2,713	2,386
Investment securities gains, net	—	—	229	—	602
Change in FDIC loss-sharing asset	(173)	(274)	(990)	(447)	(2,093)
Other	988	2,392	433	3,380	867
Total noninterest income	24,135	24,859	21,940	48,994	42,586
Noninterest Expense
Compensation and employee benefits	38,393	40,825	37,291	79,218	73,610
Occupancy	7,577	7,191	7,652	14,768	17,825
Merchant processing expense	1,147	1,049	1,118	2,196	2,151
Advertising and promotion	1,137	817	1,043	1,954	1,885
Data processing	4,741	4,208	3,929	8,949	8,075
Legal and professional fees	2,947	3,369	1,777	6,316	3,102
Taxes, licenses and fees	748	1,241	1,298	1,989	2,588
Regulatory premiums	741	776	1,068	1,517	2,209
Net cost (benefit) of operation of other real estate owned	(1)	152	84	151	188
Amortization of intangibles	1,249	1,349	1,483	2,598	3,066
Other	10,188	8,009	7,047	18,197	14,165
Total noninterest expense	68,867	68,986	63,790	137,853	128,864
Income before income taxes	38,252	39,773	36,650	78,025	67,138
Provision for income taxes	11,120	10,574	11,245	21,694	20,474
Net Income	$27,132	$29,199	$25,405	$56,331	$46,664
Earnings per common share
Basic	$0.47	$0.50	$0.44	$0.97	$0.80
Diluted	$0.47	$0.50	$0.44	$0.97	$0.80
Dividends paid per common share - regular	$0.22	$0.22	$0.19	$0.44	$0.37
Dividends paid per common share - special	$—	$—	$0.18	$—	$0.38
Dividends paid per common share - total	$0.22	$0.22	$0.37	$0.44	$0.75
Weighted average number of common shares outstanding	57,520	57,388	57,185	57,437	57,149
Weighted average number of diluted common shares outstanding	57,525	57,394	57,195	57,442	57,160

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				June 30,	March 31,	December 31,
				2017	2017	2016
				(in thousands)
ASSETS
Cash and due from banks				$197,623	$169,697	$193,038
Interest-earning deposits with banks				14,425	13,124	31,200
Total cash and cash equivalents				212,048	182,821	224,238
Securities available for sale at fair value (amortized cost of $2,272,959, $2,349,149 and $2,299,037, respectively)				2,264,636	2,331,359	2,278,577
Federal Home Loan Bank stock at cost				16,360	10,600	10,240
Loans held for sale				6,918	3,245	5,846
Loans, net of unearned income of ($30,665), ($32,212) and ($33,718), respectively				6,423,074	6,228,136	6,213,423
Less: allowance for loan and lease losses				72,984	71,021	70,043
Loans, net				6,350,090	6,157,115	6,143,380
FDIC loss-sharing asset				—	3,239	3,535
Interest receivable				30,856	31,345	30,074
Premises and equipment, net				146,728	148,541	150,342
Other real estate owned				4,058	4,519	5,998
Goodwill				382,762	382,762	382,762
Other intangible assets, net				15,033	16,282	17,631
Other assets				255,621	255,444	256,984
Total assets				$9,685,110	$9,527,272	$9,509,607
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing				$3,905,652	$3,958,106	$3,944,495
Interest-bearing				4,166,812	4,130,721	4,114,920
Total deposits				8,072,464	8,088,827	8,059,415
Federal Home Loan Bank advances				159,474	15,483	6,493
Securities sold under agreements to repurchase				65,895	46,914	80,822
Other liabilities				89,963	100,705	111,865
Total liabilities				8,387,796	8,251,929	8,258,595
Commitments and contingent liabilities
	June 30,	March 31,	December 31,
	2017	2017	2016
Preferred stock (no par value)	(in thousands)
Authorized shares	2,000	2,000	2,000
Issued and outstanding	—	—	9	—	—	2,217
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	58,353	58,329	58,042	1,001,292	999,702	995,837
Retained earnings				302,550	288,247	271,957
Accumulated other comprehensive loss				(6,528)	(12,606)	(18,999)
Total shareholders' equity				1,297,314	1,275,343	1,251,012
Total liabilities and shareholders' equity				$9,685,110	$9,527,272	$9,509,607

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,325,462	$77,030	4.87%	$5,999,428	$72,952	4.86%
Taxable securities	1,861,895	9,468	2.03%	1,801,195	8,829	1.96%
Tax exempt securities (2)	454,182	4,179	3.68%	460,817	4,300	3.73%
Interest-earning deposits with banks	10,196	23	0.90%	23,743	28	0.47%
Total interest-earning assets	8,651,735	$90,700	4.19%	8,285,183	$86,109	4.16%
Other earning assets	173,044			154,843
Noninterest-earning assets	772,495			790,765
Total assets	$9,597,274			$9,230,791
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$386,361	$95	0.10%	$428,279	$140	0.13%
Savings accounts	755,253	19	0.01%	692,179	18	0.01%
Interest-bearing demand	983,936	192	0.08%	949,669	183	0.08%
Money market accounts	1,997,585	602	0.12%	1,956,257	446	0.09%
Total interest-bearing deposits	4,123,135	908	0.09%	4,026,384	787	0.08%
Federal Home Loan Bank advances	195,369	591	1.21%	161,637	241	0.60%
Other borrowings	48,712	126	1.03%	76,771	135	0.70%
Total interest-bearing liabilities	4,367,216	$1,625	0.15%	4,264,792	$1,163	0.11%
Noninterest-bearing deposits	3,842,733			3,595,882
Other noninterest-bearing liabilities	91,761			102,447
Shareholders’ equity	1,295,564			1,267,670
Total liabilities & shareholders’ equity	$9,597,274			$9,230,791
Net interest income (tax equivalent)		$89,075			$84,946
Net interest margin (tax equivalent)			4.12%			4.10%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.8 million and $1.2 million for the three month periods ended June 30, 2017 and June 30, 2016, respectively. The incremental accretion on acquired loans was $3.1 million and $4.4 million for the three months ended June 30, 2017 and 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.5 million and $1.3 million for the three months ended June 30, 2017 and 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million for the three months ended June 30, 2017 and 2016, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2017			March 31, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,325,462	$77,030	4.87%	$6,198,215	$75,514	4.87%
Taxable securities	1,861,895	9,468	2.03%	1,861,627	10,986	2.36%
Tax exempt securities (2)	454,182	4,179	3.68%	448,863	4,140	3.69%
Interest-earning deposits with banks	10,196	23	0.90%	11,586	19	0.66%
Total interest-earning assets	8,651,735	$90,700	4.19%	8,520,291	$90,659	4.26%
Other earning assets	173,044			178,091
Noninterest-earning assets	772,495			775,316
Total assets	$9,597,274			$9,473,698
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$386,361	$95	0.10%	$399,306	$95	0.10%
Savings accounts	755,253	19	0.01%	738,631	19	0.01%
Interest-bearing demand	983,936	192	0.08%	972,560	159	0.07%
Money market accounts	1,997,585	602	0.12%	2,008,107	514	0.10%
Total interest-bearing deposits	4,123,135	908	0.09%	4,118,604	787	0.08%
Federal Home Loan Bank advances	195,369	591	1.21%	81,577	225	1.10%
Other borrowings	48,712	126	1.03%	63,479	129	0.81%
Total interest-bearing liabilities	4,367,216	$1,625	0.15%	4,263,660	$1,141	0.11%
Noninterest-bearing deposits	3,842,733			3,836,049
Other noninterest-bearing liabilities	91,761			112,337
Shareholders’ equity	1,295,564			1,261,652
Total liabilities & shareholders’ equity	$9,597,274			$9,473,698
Net interest income (tax equivalent)		$89,075			$89,518
Net interest margin (tax equivalent)			4.12%			4.20%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $1.8 million and $1.6 million for the three month periods ended June 30, 2017 and March 31, 2017. The incremental accretion on acquired loans was $3.1 million and $4.1 million for the three months ended June 30, 2017 and March 31, 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.5 million and $1.4 million for the three months ended June 30, 2017 and March 31, 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.4 million for the three month periods ended June 30, 2017 and March 31, 2017, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Six Months Ended June 30,			Six Months Ended June 30,
	2017			2016
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$6,262,190	$152,544	4.87%	$5,913,434	$144,250	4.88%
Taxable securities	1,861,762	20,454	2.20%	1,745,242	16,846	1.93%
Tax exempt securities (2)	451,537	8,319	3.68%	459,492	8,612	3.75%
Interest-earning deposits with banks	10,887	42	0.77%	27,396	66	0.48%
Total interest-earning assets	8,586,376	$181,359	4.22%	8,145,564	$169,774	4.17%
Other earning assets	175,554			154,589
Noninterest-earning assets	773,897			789,848
Total assets	$9,535,827			$9,090,001
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$392,798	$190	0.10%	$438,597	$284	0.13%
Savings accounts	746,988	38	0.01%	684,027	35	0.01%
Interest-bearing demand	978,279	351	0.07%	938,809	352	0.07%
Money market accounts	2,002,817	1,116	0.11%	1,943,416	858	0.09%
Total interest-bearing deposits	4,120,882	1,695	0.08%	4,004,849	1,529	0.08%
Federal Home Loan Bank advances	138,787	816	1.18%	106,103	365	0.69%
Other borrowings	56,055	255	0.91%	83,735	273	0.65%
Total interest-bearing liabilities	4,315,724	$2,766	0.13%	4,194,687	$2,167	0.10%
Noninterest-bearing deposits	3,839,410			3,529,131
Other noninterest-bearing liabilities	101,991			103,143
Shareholders’ equity	1,278,702			1,263,040
Total liabilities & shareholders’ equity	$9,535,827			$9,090,001
Net interest income (tax equivalent)		$178,593			$167,607
Net interest margin (tax equivalent)			4.16%			4.12%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $3.4 million and $2.3 million for the six months ended June 30, 2017 and 2016, respectively. The incremental accretion on acquired loans was $7.2 million and $9.1 million for the six months ended June 30, 2017 and 2016, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.8 million and $2.3 million for the six months ended June 30, 2017 and 2016, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.9 million and $3.0 million for the six months ended June 30, 2017 and 2016, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$89,075	$89,518	$84,946	$178,593	$167,607
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(753)	(2,117)	(1,300)	(2,870)	(2,957)
Incremental accretion income on other acquired loans	(2,356)	(1,948)	(3,074)	(4,304)	(6,147)
Premium amortization on acquired securities	1,669	1,462	2,075	3,131	4,399
Interest reversals on nonaccrual loans	747	265	107	1,012	560
Operating net interest income (tax equivalent) (1)	$88,382	$87,180	$82,754	$175,562	$163,462
Average interest earning assets	$8,651,735	$8,520,291	$8,285,183	$8,586,376	$8,145,564
Net interest margin (tax equivalent) (1)	4.12%	4.20%	4.10%	4.16%	4.12%
Operating net interest margin (tax equivalent) (1)	4.09%	4.09%	4.00%	4.09%	4.01%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$68,867	$68,986	$63,790	$137,853	$128,864
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(1,023)	(1,364)	—	(2,387)	(2,436)
Net benefit (cost) of operation of OREO and OPPO	1	(150)	(84)	(149)	(186)
FDIC clawback liability recovery (expense)	—	54	(70)	54	(279)
Loss on asset disposals	(8)	(6)	(7)	(14)	(167)
Termination of FDIC loss share agreements charge	(2,409)	—	—	(2,409)	—
State of Washington Business and Occupation ("B&O") taxes	(642)	(1,123)	(1,204)	(1,765)	(2,375)
Operating noninterest expense (numerator B)	$64,786	$66,397	$62,425	$131,183	$123,421

Net interest income (tax equivalent) (1)	$89,075	$89,518	$84,946	$178,593	$167,607
Noninterest income	24,135	24,859	21,940	48,994	42,586
Bank owned life insurance tax equivalent adjustment	772	689	685	1,461	1,285
Total revenue (tax equivalent) (denominator A)	$113,982	$115,066	$107,571	$229,048	$211,478

Operating net interest income (tax equivalent) (1)	$88,382	$87,180	$82,754	$175,562	$163,462
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gains, net	—	—	(229)	—	(602)
Gain on asset disposals	(256)	(29)	(2)	(285)	(56)
Mortgage loan repurchase liability adjustment	—	(573)	—	(573)	—
Change in FDIC loss-sharing asset	173	274	990	447	2,093
Operating noninterest income (tax equivalent)	24,824	25,220	23,384	50,044	45,306
Total operating revenue (tax equivalent) (denominator B)	$113,206	$112,400	$106,138	$225,606	$208,768
Efficiency ratio (tax equivalent) (numerator A/denominator A)	60.42%	59.95%	59.30%	60.19%	60.93%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	57.23%	59.07%	58.81%	58.15%	59.12%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.9 million for the three month period ended June 30, 2017, $2.8 million for the three month periods ended March 31, 2017 and June 30, 2016, respectively; and $5.8 million and $5.3 million for the six month periods ended June 30, 2017 and June 30, 2016, respectively.